                                                                   EXHIBIT 10.25

                                                              MIETER-NR. 1020710

                            GESCHAFTSRAUMMIETVERTRAG

ZWISCHEN DEGI Deutsche Gesellschaft fur Immobillenfonds mbH, Bettinastrabe 53 - 55, 60325 Frankfurt am
                  Main.

                         - nachfolgend VERMIETERIN genannt -

UND               Spray Interactive Media AG
                  vertreten durch Harn Jan Hokan Lejdstrand
                  Bottgerstrabe 1 c. 20148 Hamburg

                         - nachfolgend MIETERIN genannt -

wird folgender Mietvertrag, bestenend aus

     TEIL I  BESONDERE VERTRAGSBEDINGUNGEN

     (S)1  Mietgegenstand

     (S)2  Mietzeit, Kundigung

     (S)3  Ubergabe des Mietgegenstandes

     (S)4  Mietzins, Nebenkosten und Mehrwertsteuer

     (S)5  Wertsicherungsklausel

     (S)6  Sicherheitsleistung

     (S)7  Konkurrenz-/Sortimentsschutz

     (S)8  Weitere Vereinbarungen


     TEIL II  ALLGEMEINE VERTRAGSBEDINGUNGEN

     (S)9  Versicherungen

     (S)10 Minderung, Aufrechnung, Zuruckbehaltung, Haftung

     (S)11 Benutzung der Mietraume, Untervermietung

     (S)12 Einwirkungen Dritter

     (S)13 Energie- und Wasserversorgung

     (S)14 Verkehrssicherungspflicht

     (S)15 Werbe- und Schilderanlagen, sonstige Vor- bzw. Einrichtungen

     (S)16 Instandhaltung und Instandsetzung/Schonheitsreparaturen

     (S)17 Bauliche Veranderungen

     (S)18 Mehrere Personen als Mieterin

     (S)19 Allgemeine Ordnungsbestimmungen

     (S)20 Brandschutz-Bestimmungen

     (S)21 Beendigung ces Mietverhaltnisses

     (S)22 Schriftform/Sarvatorische Klausel/Gerichtsstand


     TEIL III  ANLAGEN

     Anlage 1  Nebenkosten

     Anlage 2  Burgschaftsmuster

     Anlage 3  Lageplan

     Anlage 4  Raumaufteilungsplan

     Anlage 5  Ausstattungsbeschreibung

     Anlage 6  Gesamtkostenaufstellung

     Anlage 7  Ausbaurelhenfolgeplan


     wie folgt geschlossen:


                                    TEIL I
                         BESONDERE VERTRAGSBEDINGUNGEN

                                     (S) 1

                                MIETGEGENSTAND

(1)  Die Vermieterin vermietet an die Mieterin in der Liegenschaft

   GROBE BLEICHEN 31/BLEICHENBRUCKE 10 - KAUFMANNSHAUS - LN 20354 HAMBURG

     die im zwelten Obergeschob gelagenen Buroraume und die hiermit vergundenen Nebenfiachen (wie z. B. Flure und Sanitarraume), deren Flachen in dem diesen Vertrag als Anlage 3 beigefugten Plan markiert ist und mit einer Grobe von ca. 970,00 m vereinbart wird:

(2)  -entfallt-

(3) Die Mietraume sind zum Betrieb eines Unternehmans fur die Entwicklung und Produktion von interaktiven Medien sowie die Esratung und jede Tatigkeit im Zusammenhang mit interaktiven Medien geeignet.

     Sofern wegen des Geschaftsbetriebes der Mieterin eine besondere Genehmigung erforderlich ist. ist diese von der Mieterin selbst einzuholen. Die Vermieterin ubernimmt keine Haftung daur. dab Genehmigungen fur den vorgesehenen Betrieb und seine Anlagen erteilt werden bzw. erteilte Genehmigungen fortbestehen. Das gilt insbesondere fur Konzessionen. Die Mieterin hat auf ihre Kosten samtliche Voraussetzungen fur den Betrieb ihres Gewerbes zu schaffen bzw. aufrechtzuerhalten.

(4) Der Mietgegenstand ist vertragsgemab. wenn er den Anforderungen dar im Zeitpunkt der Errichtung des Gebaudes allgemein anerkannten Regeln des Bautechnik entspricht.

                                     (S) 2

                              MEITZEIT, KUNDIGUNG

(1) Das Mietverhaltnis beginnt mit Ubergabe der ersten ausgebauten Flache, die in Anlage 7 farblich markiert ist, voraussichtlich zum 01.05.1998 und wird auf die Dauer von 7 Jahren abgeschlossen. Die Mieterin ist berechtigt, 1 mal die Verlangerung des Mietverhaltnisses um 5 Jahre zu erklaren Die Ausubung des Optionsrechtes kann wirksam nur schriftlich bis 9 Monate vor Vertragsende erfolgen.

(2) Steht dar Mieterin kein Optionsrecht zu oder macht sie von einem bestehenden Optionsrecht keinen Gebrauch, verlangert sich des Mietverhaltnis um jeweils 1 Jahr, sofem as nicht von der Vermieterin oder der Mieterin mit einer Kudigungsfrist von 6 Monaten im voraus zum Vertragsende gekundigt wird.

(3) Vermieterin und Meiterin konnen das Mietverhaltnis aus wichtigem Grund mit sofortiger Wirkung ohne Einhaltung einer Kundigungsfrist kundigen Die Vermieterin ist hierzu insbesondere berechtigt, wenn die Mieterin ungeachtet einer schriftlichen Abmahnung ihran vartraglichen
     Verpflichtungen nicht nachkommt, mit Zahlungen in Hohe von mindestens zwel Monatsmieten im

     Ruckstand ist oder aber uber ihr Vermogen das Konkurs- oder
     Vergleichsverfahren eroffnet oder aber die Eroffnung mangels Masse abgelehnt wird.

                                      (S) 3

                         UBERGABE DES MIETGEGENSTANDES

(1) Die Ubergabe erfelgt spatestens zum Mietbeginn, Der Anspruch der Mieterin auf Ubergabe des Mietgegenstandes ensteht erst nach Leistung der vereinbarten Sicherheit.
(2) AniaBlich der Ubergabe werden die Vertragsparteien etwaige Viangel des Mietgegenstandes in einem Ubergabavbeotokell feststellen. das von beiden Vertragspartaien zu unterzeichnan ist.

                                     (S) 4

                   MEITZINS, NEBENKOSTEN UND MEHRWERTSTEUER

(1) Dar Mietzins, die Nebenkostenvorauszahlung und die gesetzliche Mehrwertsteuer werden monatlich wei folgt vereinbart:

       Buronache (einschlieBlich Neberflachen), netto        DM            26.190,00
       DM 27.00/m2
       Nebenkostenvorauszahlung, netto                       DM             9.700,00
                                                             -----------------------
       Zwischensumme, netto                                  DM            35.890,00
       Mehrwertsteuer, derzeit 15%                           DM             5.383,50
                                                             -----------------------
       Insgesamt, brutto                                     DM            41.273,50
                                                             =======================

(2) Mietzins, Nebenkostenvorauszahlung und Mehrwertsteuer sind monatlich im voraus, spatestens bis zum 3. Werktag eines Monats, auf das Konto der Vermieterin Nr.: 9 923 093 00 (BLZ 500 800 00) bel der Dresdner Bank AG in Frankfurt am Main zu uberweisen. Fur die Rechtzeitigkeit der Zahlung kommt es auf die Gutschrift des Betrages an.

(3) Bei verspateter Zahlung ist die Vermieterin bereschtigt, pauschalierte Mahnkosten je Mahnung in Hohe von DM 10.00 inklusive Mehrwertsteuer zuzuglich Verzugszinsen in Hohe des ihr entstandenen Schadens zu berechnen.

(4) Die Mieterin tragt neben dem Mietzins die Nebenkosten gemaB Anlage 1, auf die monatliche Vorauszahlungen in der genannten Hohe zu leisten sind. Die Hohe der Nebenkostenvorauszahlung kann die Vermieterin nach billigem Ermessen neu bestimmen.

     Die von der Mieterin gemaB Anlage 1 zu tragenden Nebenkosten umfassen samlliche auf die Miet- und Gemeinschaftsflachen und - einrichtungen entfallenden Kosten der instandhaltung, instandsetzung und der Schonheitsreparaturen - soweit diese nicht die instandhaltungs- und Erneuerungsverpflichtung der Vermieterin gemaB (S) 16 Abs. 1 betreffen - sowle samtliche mit dem Betrieb und der Wartung der Liegenschaft verbundenen Kosten.

     Die Nebenkosten werden von allen Mietern gleichmaBig im Verhaltnis ihrer Mietflachen zur Gesamtmiatflache der Wirtschaftseinheit, jeweils mit Ausnahme von Kfz-Abstellplatzen und Lagerflachen, getragen, Nebenkosten, die wegen ausschlleBlicher Nutzung von Anlagen oder Gebaudeflachen oder Zahlern bestimmten Mieterinnen unmittelbar zugeordnet werden konnen, werden ausschlieBlich von diesen Mieterinnen getragen.

     Die Vermieterin ist jederzeit - und zwar auch mit Wirkung fur die jeweils laufende Abrechnungsperiode - berechtigt, fur die Nebenkosten (im) ganzen oder fur einzeine Kostenarten) einen neuen VerteilungsmaBstab nach billigem Ermessen zu bestimmen.

(5) Soweit MeBeinrichtungen verhanden sind. werden die Kosten des Betriebes der Heizungsanlage nach den Bestimmungen der Haizkostenverordnung abgerechnet. wobei 70 % der Kosten nach Verbrauch und 30 % auf der Basis der behalzbaren Mietflachen (Grundkosten) varrechnet werden.

     Kosten einer notwendig werdenden Zwischenablesung tragt die betreffende Mieterin.

(6) Die Vermieterin rechnet die wehrend aines Abrechnungszeltraumes angefallenen Nebenkosten jeweils fur die Zeit vom 01.10. bis zum 30.09 des Folgejahres gegenuber der Mieterin ab. Die Vermieterin kann durch einseitige Erklarung gegenuber der Mieterin den Abrechnungszeitraum verandem.

     Auch wenn das Mietverhaltnis innerhalb sines Abrechnungszeltraumes endet. erfolgt die Abrechnung geganuber der Mieterin und die zeitantellige Kostenverteilung erst mit der nachsten Nebenkostenabrechnung.

     Nachzahlungen bsw. Gutschriften sind innerhalb von 14 Tagen auszugleichen.

                                     (S) 5

                             WERTSICHERUNGSKLAUSEL

(1) Hat sich der vom Statistischen Bundesamt monatlich festgestellte Lebenshaltungskostenindex aller privaten Haushalte fur das gesamte Bundesgebiet (Index 1991 * 100) kunftig gegenuber dem Stand des Monats vor Mietbeginn oder dem Stand, der der letzten Neufestsetzung zugrunde lag bis zum Zeitpunkt des Ablaufes von jeweils zwei Mietjahren verandert, andert sich die

     Miete automatisch ab dem darauf folgenden Monatsersten im prozentualen Verhaltnis der eaingetretenen Veranderung. Die Mietzinsanpassung (ggf. auch ruckwirkend) kann nur schriftlich geltend gemach twerden.

(2) Die Vertragsparteien sind sich daruber einig, daB die vereinbarte Wertsicherungsklausel der Genehmigung der Landeszentralbank bedarf. Beide Vertragsparteien verpflichten sich, bei der Beantragung der Genehmigung erforderlichenfalls mitzuwirken und dafur notwendige Erklarungen abzugeben

                                     (S) 6

                              SICHERHEITSLEISTUNG


     Einen Monat vor Ubargabe des Mietgegenstandes lelstet die Mierterin gegenuber der Vermieterin eine Barsicherhait in Hohe von 4 Bruttomonatsmleten,

                                 DM 156.000,00

  (IN WORTEN:  DEUTSCHE MARK ZWEIHUNDERTSIEBENUNDVIERZIGTAUSENDSECHSHUNDERT).

     Die Vermieterin ist verpflichtet, diese Sicherheit auf einem Sparkonto zu dern fur Spareinlegen mit dreimonatiger Kundigungfirist ublichen Zinssatz anzulegen.

     Die Sicherheit kann auch durch Burgschaft eines als Zoll- und Steuerburge zugelassenen Kreditinstitutes in gleicher Hohe eroracht werden, sofern diese nach dam Burgschaftsmuster der Vermieterin ubernommen wird Teil III. Anlage 2).

     Die Sicherhalt wird nach Beendigung des Mietverhaltnisses und Erfullung der vertraglichen Verpflichtungen zuruckgegeban. Bei Nichterfullung des Vertrages nur insoweit, als kaine Gegenanspruche bestahan. Bis zum Zeitpunkt der Abrechnung samticher Nebenkosten kann die Vermleterin einen angemessenen Tsilbertrag der Sicherheitsleisrung einbehalten.

                                     (S) 7

                        KONKURRENZ- / SORTIMENTSSCHUTZ

     Konkurrenz- oder Sortimentsschutz fur die Mieterin ist ausdrucklich ausgeschlossen.

                                     (S) 8

                            WEITERE VEREINBARUNGEN

(1) Nach AbschluB der Umbau- und Renovierungsarbeiten wird ein fur beide Vertragsparteien verbindliches AufmaB nach den Richtlinien zur Berechnung der Mietfiache fur Buroraum (MF-B) der gif -- Gesellschaft fur immobilienwirtschaftliche Forschung a. V. erstellt. Das Ergebnis dieses AufmaBes ist Grundlage fur die endgultige Mietzinsberechnung.

     Das AufmaB gilt fur beide Seiten als verbindlich anerkannt, sofern nicht innerhalb von 2 Wochen ab Zugang Einspruch erhoben wird.

     Sollten sich nach Anerkennung des AufmaBes bei nachtraglichar Vermessung der Mietflache Abweichungen von der mit dem verbindlichen AufmaB festgestellten Mietflache ergeben, ist keine der Parteien berechtigt, von diesem Vertrag zuruckzutreten, lhn zu kundigen oder eine Anderung des Mietzinses zu verlangen. Die angegebenen Flachen sind zugrundezulegen, soweit es nach den Bestimmungen dieses Vertrages auf die Grobe der vermietetan Flachen ankommt.

(2) Die Vermieterin wird die Umbau- und Renovierungsarbeiten gemaB des ais Anlage 4 beigafugten Raumaufteilungsplanes und der Ausstattungsbes-chreibung gamaB Anlage 5 dieses Vertrages schnellstmoglich auf ihre Kosten ausfuhren lassen. Dabei durfen die in Anlage 6 aufgefuhrten Kosten insgesamt nicht uberschritten werden, woben die einzelnen Gewerkekosten gegeneinander aufgerechnet werden durfen. Sofam eine Gesamtkostenuberschreitung auf Mieterwunsche zuruckzufuhren ist, sind die entstehenden Mehrkosten von der Mieterin zu tragen.

(3) Eine Mitbestimmung und ein GestaltungeinfluBrecht des Mieters bei Umbau und/oder Renovierungsarbeit ist ausdrucklich gewahrleistet.

(4) Der Mieterin ist es gestattet. die Mietraurne tellweise schon vor Ubergabe mietfrei zu nutzen. Jedoch wird wahrend dieser Zeit eine
     Nebenkostenpauschale von netto DM 1.300,00 zzgl. gesetzlicher Mehrwsteur gemaB den Regelungen diesers Vertrags monatlich im voraus zur Zahlung fallig.

     Nach Fertigstellung der Umbauarbeiten wird die Mieterin in den umgebauten Teil der Mietflache umzieben, so daB der Restumbau erfolgen kann.

(5) Die Ubergabe der Mietflachen arfolgt aufgrund der kurzen Zeitspanne bis zum Mietbeginn sukzessive je nach Fertigstellung. Entsprechend ensteht die Mietzahlungspflicht fur die ubergebenen Flachen. Mietminderungen wegen Baularm und anderer Beeintrachtigungen aus dem Umbau der Flachen fur die Mieterin Spray sind wahrend der gesamten Umbauphase ausgeschlossen, soweit nicht die Vermieterin eine Verzogerung der Fertigstellung zu vertreten hat. Das Mietverhaltnis beginnt unabhangig von etwaigen Teilubergaben am 01.05. 1998.

(6) Dieser Vertrag wird unter der aufschiebenden Bedingung abgeschlossen, daB das Mietverhaltnis fur die entsprechenden Flachen mit der Firma Mitsubishi international GmbH einvemehmlich aufgelost werden kann. Weist die Vermieterin der Mieterin den Eintritt der aufschlebenden Bedingung nicht bis zum Ablauf des 28.02. 1998 nach, so kann die Mieterin von diesem Vertrag zurucktreten.

(7) Die ersten 4 Monate ab Mietbeginn sind mietfrei. In diesen vier Monaten ist lediglich die Nebenkostenvorauszahlung zzgi. gesetzlicher Mehrwertsteuer zu zahlen.

(8) Die Untervermietungen an Tochtergesellschaften der Mieterin mit dem gleichen bzw. Ahnlichen Betriebszweck ist entgenen den Regelungen des (S) 11 dieses Vertrages nicht genehmigungs-, sondern lediglich anzeigepflichtig. Da ein Konkurrenzschutz fur eine in der Liegenschaft ansassige Mieterin fur den Betrieb einer Werbeagantur besteht, verpflichtet sich die Mieterin, nicht an eine Tochtergesellschaft mit diesem Betriebszweck unterzuvermieten.

                                   TEIL  II

                        ALLGEMEINE VERTRAGSBEDINGUNGEN

                                     (S) 9

                                VERSICHERUNGEN

Die Vermieterin ist gegen Risiken aus Feuer-, Leitungswasser- und SturmschAden versichert. Nicht versichert ist der GebAudeinhalt (Einrichtung, Ware). Es obliegt der Mieterin, diesen zu versichern.

                                    (S) 10

               MINDERUNG, AUFRECHNUNG, ZURUCKBEHALTUNG, HAFTUNG

(1) Der Mieter kann wegen eines Mangels nicht mindern, wenn der Mangel die Gebrauchsfahigkeit der Mietraume nur unwesentlich herabsent. Die Minderung ist im ubrigen nur zulassig. wenn der Mieter sie mit einer Frist von zwei Wochen vor Falligkeit der ersten herabzusetzannden Mietzinszahlung gegenuber dem Vermieter schriftlich angekundigt. hat:

(2) Aufrechnung und Ausubung des Zuruckbehaitungsrechts sind nur zulassig. sofern die Gegenforderung unstraing oder rechtskraftig festgestellt ist.

(3) Die Geitendmachung von Schadensersatzanspruchen duren die Mieterin wegen Mangeln am Mietgegenstand oder wegen Verzugs der Vermieterin mit der Beseitigung eines Mangels ((S) 538 Abs. 1 BGB) ist ausgeschlossen, es sei denn, die Vermieterin oder deren Erfullungsgehilfen haben vorsatzlich oder grob fahrlAssig gehandelt.

(4) Die Mieterin haftet der Vermieterin fur Schaden, die durch sie salbst, ihre Angehorigen oder Angestellten sowie die von ihr beautragten Handwerker, Lieferanten. Kunden oder anderen zu ihr in beziehung stehende Fersonen am Mietgegenstand oder am Gebaude verursacht werden. Sie haftse fur Schaden, die durch unsachgemabe Behandlung, insbesondere von technischen oder sonstigen Einrichtungsgegenstanden, entstehen. Der Mieterin obliegt innerhalb der Mietraume der Beweis, dab ein schuldhaftes Verhalten nicht vorgelegen hat.

                                     (S) 11

                    BENUTZUNG DER MIETRAUME, UNTERVERMIETUNG

(1) Der Mietgegenstand wird der Mieterin ausschlie lich zu dem vereinbarten Nutzungszweck berlassen.

     Nutzungsanderungen bedurfen der vorherigen schriftlichen Zustimmung durch die Vermieterin.

(2) Die Untervermietung oder sonstige Gebrauchsuberlassung an Dritte bedarf der vornerigen schritflichen Zustimmung der Vermieterin und darf nur zu dem vereinbarten gewerblichen Zweck erfolgen.

     Soweit die Mieterin neben dem Mietzins und den Nebenkosten zur Zahlung der Mehrwersteuer vertraglich verpflichtet ist, darf die Untervermietung oder Gebrauchsuberlassung nur an Dritte erfolgen, die Unternehmer im Sinne des Umsatzsteuergesetzes sind.

(3) Im Falle einer Untervermietung oder Gebrauchsuberlassung haftet die Mieterin fur alle Handlungen oder Unterlassungen der Untermieterin oder derjenigen, der sie den Gebrauch der Mietraume uberlassen hat.

                                     (S) 12

                              EINWIRKUNGEN DRITTER

Einwirkungen durch Dritte, die nicht von der Vermieterin zu vertreten sind. wia
z. B. Verkehrsumleitungen, Autgrabungen, Strabensperren, Gerausch- , Geruchs-und Staubbelastigungen oder ahnlichem, begrunden unabhangig vom Ausmab keinen Fehler des Mietgegenstandes.

                                     (S) 13

                         ENERGIE- UND WASSERVERSORGUNG

(1) Eine Anderung der Energieversorgung durch das Varsorgungsunternehmen berechtigt die Mieterin nicht zu Ersatzanspruchen gegen die Vermieterin.

(2) Werden die Strom-, Gas- und/oder Wasserversorgung etc. durch einen nicht von der Vermieterin zu vernetenden Umstand unterbrochen oder treten Unregeimabigkeiten in der Belieferung ein, hat die mieterin kein Mietminderungsrecht und keine Ersatzanspruche gegen die Vermieterin.

     Soweit die Lieferungsbedingungen fur Unterbrechungen der Versorgung und bei Unregeimabigkeiten in der Belieferung die Haltung des Versorgungstragers vorsehen, tritt die Vermieterin hiermit ihre Anspruche gegen den Versorgungstrager an die Mieterin ab, die diese annimmt.

                                     (S) 14


                           VERKEHRSSICHERUNGSPFLICHT

Der Mieterin obliegt fur ihren Mietbereich die Verkehrssicherungspflicht entsprechend den gesetzlichen Bestimmungen.

                                     (S) 15

                          WERBE- UND SCHILDERANIAGEN,

                  SONSTIGE TECHNISCHE VOR- BZW, EINRICHTUNGEN

(1) Vorhandene Anlagen fur die Anbringung von Firmen- oder Namensschildern stehen der Mieterin zur mitbenutzung zur Verfugung, soweit sie die Kosten fur die Herstellung des Schildes und dessen Montage tragt.

(2) Sonstige Vorrichtungen bzw, technische Einrichtungen, die die Mieterin beabsichtigt, auberhalb des Mietbereiches anzubringen, wie Z.B. Werbeanlagen an der Fassade, bedurfen einer vorherigen schriftlichen Vereinbarung zwischen den Vertragsparteien.

                                     (S) 16

            INSTANDHALTUNG UND INSTANDSETZUNG/SCHONHEITSREPARATUREN

(1) Der Vermieterin obliagt die instandhaltung des Daches, der kongstruktivan Teile des Gebaudes wie Aubenmauern, tresgende innenwande, Stutzen und Fundamente sowie der Fassade, mit Ausnahme der Verglasung der Fenster und Turen, die den Mietbereich umschlieban, und der zu diesen gehorenden Beschlagstelle.

     Daruber hinaus obliegt der Vermieterin die Ernauerung (Ersatzbeschaffung) einzeiner technischer Gebaudesinrichtungen jeweils in ihrer Gesamtheit. sofern trotz ordnungsgemaber Wartung und instandhaltung, deren Kosten germab (S) 4 Abs. 4 umlagefahig sind. ein Ersd notwendig ist, weil mit angemessenen Mittain (bezogen auf die jeweilige Anlage) eine Reparatur nicht mehr moglich ist.

(2) Der Mieterin obliegen die Schonheits reparaturen sowie die sonstigen instandhaltungs- und instandsatzungsarosen innerhalb der Mietraume. Dies gilt auch fur die technischen Einrichtungen __sbesondere elektrische und sanitare. Heizungs- und Klima-instailationen; soweit sich diese im oder am Mietgegenstand befinden und ausschlieblich von der Mieterin in Anspruch genommen werden, sowie die Verglasung der zum Mietbereich gehorenden Fenster und Turen die wen Mietbereich umschlieben und die zu diesen gehoren- den Beschlagsteile.

(3) Sind Durchlauferhitzer und/oder Boiter zur Warmwasserbereitung in den Mietauman vorhanden, tragt die Mieterin unmittelbar samtliche instandhaltungs-, Betriebs-, Wartungs- und Reinigungskosten sowie die Kosten einer Erneuerung.

(4) Die Kostenbeteiligung der Mieterin fur instandhaltungs- und instandsetzungs-mabnahmen betragt innerhalb eines Abrechnungszeitraumas ((S) 4abs. 6) hochsten 5 % der jahrlichen Nettomiete, mit Ausnahme der Kosten gemab Abs. 2 und 3, die die Mieterin in voller Hohe zu tragen hat.

(5) Sofern die unter Teil 1 Nr. 1.1 dieses Vertrages vereinbarte Nutzung den gewerb-lichen Betrieb einer Kuche einschliebt oder aber der Mieterin der Betrieb einer Kantine Zugestanden wurde, wird die Vermieterin die regelmabige Reinigung bzw. Wartung des vorhandenen Fettabscheiders sowie der Kuchenablufkanale auf Kosten der Mieterin ausfuhren lassen.

(6) Die Mieterin hat in regelmabigen Abstanden durch Sachverstandige die Uber-prufung der elektrotechnischen Anlagen innerhalb des Mietbereiches germab den einschl gigen VDE-Bestimmungen und Unfaliverhutungsvorschriften (VBG 4) vornehmen zu lassen und auf Verlangen der Vermieterin nachzuweisen.

                                    (S) 17

                            BAULLCHE VERANDERUNGEN

(1) Bauliche Veranderungen durch die Mieterin durfen nur nach vorheriger schriftilicher Zustimmung der Vermieterin vorgenommen werden.

(2) Die Vermieterin Kann veriangen, dab die Mieterin bei Beendigung des Mietver- haltnisses die auf ihre Kosten vorgenommenen Um-und Einbauten ohne Zahlung einer Entschadigung zurucklabt oder den ursprunglichen Zustand auf ihre Kosten weiderherstellt.

(3) Bauliche Veranderungen und Ausbesserungen durch die Vermieterin konnen ohne Zustimmung der Mieterin durchgefuhrt werden, falls diese zur erhaltung des Gebaudes oder der Mietraume, der Abwendung drohender Gefahren, zur Beseitigung von Schaden oder zur Erfullung von behordlichen Auflagen not-wendig werden.

                                    (S) 18

                          MEHRERE PARSONEN ALS MIETER

Mehrere naturliche oder juristische Personen als Mieterin haften fur alle Verpflichtun- gen aus diesem Vertrag als Gesamtschuldner. Jeder Gesamtschuldner ist borechtigt, rachtswirksame Erklarungen fur und gegen die Mieterin abzugeben. Erklarungen gegenuber einem Gesamtschuldner gelten auch den ubrigen Gesamtschuldnem als zugegangen.

                                    (S) 19

                        ALLGEMEINE ORDNUNGSBESTIMMUNGEN

(1) Die Mietraume sind von der Mieterin sorgfaitig zu behandein und regelmabig fachgerecht zu reinigen.

(2)  Die hochstzulassige Stockwerksbelastung ist zu beachten.

(3) Abfalle aus der gewerblichen Taitgkeit der Mieterin, soweit es sich nicht um die ublichen Buroabfalle handeit, sowie sperrige Abfalle, durfen nicht in die sietens der Vermieterin fur den allgemeinen Bedarf bereitgestellten Behalter gebracht werdem, sondem sind von der Mieterin unmittelbar separat entsorgen zu lassen.

(4) Soweit Moglichkeiten der getrennten Abfallentsorgung von beispielsweise Alt-paplar, Kartonagen, Glas, Kunststoffe gegeben sind, sind diese von der Mieterin zu nutzen. Sondermull, wei z. B. Batterien, Lacke, Ole sind entsprechenden Sammelstellen zuzufuhren.

(5) Etwaige besondere Benutzungsordnungen, die im Einzelfall zu beachten sind, werden gegebenenfalls als Bestandteil dieses Vertrages als Anlage beigefugt und/oder konnen von der Vermieterin bei Bedarf auch nachtraglich erlassen werden.

(6) Die auberen Fensterflachen einschlieblich der Fensterrahmen sind regelmabig von der Mieterin zu reinigen, soweit es sich nicht um eine geschlossene Fassade handelt.

(7)  Schaden sind unverzuglich der Vermieterin mitzuteilin.

(8) Fur die Gemeinschaftsanlagen und -einrichtungen (Aufzuge, Mullbeseitigungs-anlagen, Klimaanlagen, Heizungsanlagen usw.) sind die gesonderten Benut-zungsbestimmungen zu beachten.

                                    (S) 20

                           BRANDSCHUTZ-BESTIMMUNGEN

(1) Samtliche allgemeinen und behordlichen Vorschriften sind im Rahmen das vorbeugenden Brandschutzes zu beachten.

(2) Fiuchtwege innerhalb und auberhaib der Mieterraume sind unbedingt freizuhalten.

(3) An brandschutztechnischen- und anderen sicherheitstachnischen Einrichtungen durfen keine Veranderungen und Eingriffe vorgenommen werden.

(4) Soweit die Brandschutzbehorde bzw. Feuerwehr empfiehlt oder es zur Auflage macht, im Rahmen des vorbaugandan Brandschutzes einen Brandschutzbe-autragten zu benennan, ist die Mieterin verpflichtet, einen oder auch mehrare ensprechpartner hierfur zu benennen, die eine entsprechende Einweisung erhalten.

(5) Bei Ausbruch eines Brandes ist nach der Feuerwehr und sonstigen Rettungsdiensten die Vermieterin oder ein von ihr Beauftragter umgehend zu verstandigen.

(6) Soweit vorhanden oder aber nachtraglich erforderlich, wird sine Brandschutzverordnung der Mieterin zue Verfugung gestellt, die von ihr zu beachten und einzuhalten ist.

(7) Offenes Licht und das Rauchen in den Untergesschossen und sonstigen Berelchen, in denen dies beschildert ist, ist nicht gestattet.

(8) Leicht entzund, feuergefahrliche und explosive Stoffe durfem ohne vorhereige Genehmigung im gesamten Gebade nicht gelagert werden.

(9) Soweit erforderlich bzw, verrnieterselts nicht vorhande, hat die Misterin inner-halb ihrer Mietraume geeignete Loschgerate, wie z. B. Feuerloscher bereit zu halten. Daruber hinaus sind etwaige betriebsbedingte, brandschutztechnische Auflagen von der Mieterin algenverantwortlich zu erfullen.

                                    (S) 21

                       BEENDIGUNG DES MIETVERHALTNISSES

(1) Die Mietrame sind bei Beandigung ges Mietverhaltnisses garaumt und in fachgerecht renoviertem Zustand der Vermieterin zu ubergeben. Teppichboden hat die Mieterin fachgerecht schamponieren zu lassen. Doppelboden und Kabelkanale sind von der au ardem verlegte Kabel, wie belspielsweise fur EDV und Telefon.

(2) Hat die Mieterin ihr obliegende Arbalten nicht bis zum Ende des Mietverhaltnisses durchfuhren lassen, so kann die Verrnieterin die Durchfuhrung auf Kosten der Mieterin in Auftrag gen, ohne da es einer Nachfristsetzung bedarf. In diesem falle hafte die Mieterin fur Schaden, der ver Vermieterin durch die verspate Ausfuhrung der Arbelten entsteht (inbesondere Miestausfall).

     Abweichend von vorstehender Regelung kann die Vermieterin einen Ausgleich des ihr zustehenden Renovierungsanspruches in geld verlangen, wenn die Schonheltsreparaturen durch eienen Umbau nach Vertragsende wieder zerstort wurden.

                                    (S) 22

                SCHRIFTFORM/SALVATORISCHE KLAUSEL/GERICHTSSTAND

(1) Nachtragliche Anderungen und Erganzungen dieses Vertrages bedurfen der Schriftform. Dies kann nicht mundilch abbedungen werden.

(2) Solten eien oder mehrere der Bestimmungen dieses Vertrages ganz oder tellweise rechsunwirksam sein oder werden, so wird die Gultigkeit der ubrigen Bestimmungen dadurch nicht beruht. In einem scichen Fall ist der Vertrag vielmehr sainem Sinn Gemao zur Durchfuhrung zu bringen. Beruht die Ungultigkeit auf einer Leistungs- oder Zeitbestimmung, so tritt an ihre Stelle das gesetzlich zulassige Ma.

(3) Gerichtsstand ist Hamburg, soweit nicht ein anderer Gerichtsstand gesetzlich vorgeschriegen ist.

Frankfurt am Main, den 03.02.98                         Hamburg, den 03.02.98

DEGI
Deutsche Gesellschaft fur Immobilien          Spray Interactive Media AG
   fonds mbH                                  /s/ Per Bystedt
                                              ---------------
                                                  Per Bystedt
/s/ Kleinert         /s/ Kuster                              Interschrift
------------         ----------                   20148 Hamburg, Germany
                                                  Tel: -49
Kleinert   Kuster                                 Info e spraynetwork.de
                                                  www.spraynetwork.de
              (Vermieterin)

                   RENT CONTRACT COVERING BUSINESS PREMISES

The following rent contract, which consists of

SECTION I           SPECIFIC CONTRACTUAL TERMS AND CONDITIONS

(S)1                Rented object
(S)2                Rental period, notice of termination
(S)3                Handing over the rented object
(S)4                Rent, additional costs and VAT
(S)5                Index clause
(S)6                Surety
(S)7                Protection against competition and range of products offered
(S)8                Further agreements

SECTION II          GENERAL CONTRACTUAL TERMS AND CONDITIONS

(S)9                Insurance
(S)10               Reduction, off-setting, retention, liability
(S)11               Use of the rented premises, subletting
(S)12               Effects produced by third parties
(S)13               Power and water supplies
(S)14               Responsibility for road safety
(S)15 Advertising boards and nameplates, other devices or installations
(S)16               Maintenance and renovation/cosmetic repairs
(S)17               Structural changes
(S)18               Several persons as the tenant
(S)19               General regulations as regards tidiness and cleanliness
(S)20               Regulations as regards protection against fire
(S)21               Termination of tenancy
(S)22               The written form/remedial clause/place of jurisdiction

SECTION III         APPENDICES

Appendix 1          Additional costs
Appendix 2          Example of a guarantee
Appendix 3          Site plan
Appendix 4          Layout of rooms plan
Appendix 5          Description of fittings and equipment
Appendix 6          List of total costs
Appendix 7          Plan covering sequence of events as regards extension work is concluded
between             DEGI Deutsche Gesellschaft fur Immobilienfonds mbH,
                    Bettinastra(beta)e 53-55, 60325 Frankfurt am Main,

                    - hereinafter called the LANDLORD

and                 Spray Interactive Media AG
                    represented by Mr. Jan Hokan Leidstrand
                    Bottgerstra(beta)e 1 c, 20148 Hamburg

                    - hereinafter called the TENANT

as follows:

                                   SECTION 1
                   SPECIFIC CONTRACTUAL TERMS AND CONDITIONS

                                    (S) 1
                                 RENTED OBJECT

(1) The landlord rents out the offices situated on the second floor within the real estate

          GRO(BETA)E BLEICHEN 31/BLEICHENBRUCHEN 10 - KAUFMANNHAUS -
                               IN 20354 HAMBURG

to the tenant and the adjoining areas (such as, for example corridors and sanitary rooms) in respect of which the surface areas are marked in the plan attached to this contract as Appendix 3 and it is agreed that the size of the area is about 970.00 m/2/;

(2)  - not applicable -

(3) The rented rooms are suitable for running a company which is involved in the development and production of interactive media, as well as consultancy work on and any activity connected with interactive media.

If, owing to the nature of the business carried out by the tenant, a special license is required, then the tenant himself must obtain this. The landlord is not responsible for ensuring that licenses are granted for the planned operations and for the designs and plans relating thereto or that licenses which have been granted continue to exist. This applies to concessions in particular.

At his own expense, the tenant must obtain and maintain all the qualifications needed in order to carry out his trade.

(4) The rented object is as stipulated in the contract when it corresponds with the requirements of the civil engineering regulations which were generally accepted at the time that the building was constructed.

                                    (S) 2
                     RENTED PERIOD, NOTICE OF TERMINATION

(1) The tenancy begins when the first completed area is handed over, which is marked in colour in Appendix 7. This is expected to be on 01.05.1998 and the tenancy is agreed for a period of 7 years. The tenant is entitled to make a declaration to the effect that the tenancy is extended by 5 years. Taking up this right of option can only be effective if it is made in writing up to 9 months before the end of the contract.

(2) If the tenant does not have any right of option or if he does not make use of any existing right of option, the tenancy is extended by 1 year each time provided that it has not been terminated by the landlord or the tenant who has given 6 months' notice of termination before the contract ends.

(3) The landlord or the tenant can terminate the tenancy if there are significant grounds for doing so and this will take effect immediately without notice of termination being served. The landlord is entitled to do this in particular if the tenant, having ignored a written warning, does not comply with his contractual obligations, if he is at least two months behind with his rent or bankruptcy or insolvency proceedings are opened as regards his assets or if such proceedings are not opened because there are no assets.

                                    (S) 3
                        HANDING OVER THE RENTED OBJECT

(1) The rented object is to be handed over at the time that rent commences at the latest. The tenant can only demand that the object be handed over once the agreed surety has been paid.

(2) On the occasion of the object being handed over, the contractual parties will identify any possible defects in the rented object in a statement which covers the handing over of the object and which is to be signed by both contractual parties.

                                    (S) 4
                        RENT, ADDITIONAL COSTS AND VAT

(1) The rent, the additional costs and the statutory VAT are agreed upon as follows on a monthly basis:

Office area (including adjoining areas)     DM   26,190.00

Advance payment of additional costs, net    DM   9,700.00

Subtotal, net                               DM  35,890.00

VAT, currently 15%                          DM   5,383.50

Total, gross                                DM  41,273.50

(2) Rent, advance payment of additional costs and VAT are to be transferred in advance each month, and by the third working day of the month at the latest, to the account of the landlord, No.: 9 923 093 00 (Sort code 500 800 00) which is with Dresdner Bank AG in Frankfurt am Main. When it comes to assessing whether payment was made on time, it will be that point in time when the amount was credited to the account which will be taken into account.

(3) If payment is late, the landlord is entitled to charge lump sum reminder costs per reminder amounting to DM 10.00 including VAT plus interest on arrears amounting to the damage caused to him.

(4) In addition to the rent, the tenant pays the additional costs in accordance with Appendix 1, in respect of which monthly payments in advance are to be made for the amount specified. The landlord can re-determine the amount of the advance payment of additional costs using reasonable discretion.

The additional costs which are to be borne by the tenant in accordance with Appendix 1 include all costs for maintenance, renovation and cosmetic repairs appertaining to the rented and communal areas and equipment and fittings - in so far as these are not the landlord's responsibility as regards maintenance and renovation work in accordance with (s).16, Paragraph 1 - as well as all costs connected with the running and servicing of the real estate.

The additional costs are borne equally by all the tenants and are on a proportionate basis, taking their rented areas in relation to the whole of the rented area of the commercial unit into account, and in each case with the exception of vehicle parking areas and storage areas. Additional costs, which can be directly allocated due to exclusive use of installations or building areas or due to meters assigned to specific tenants, are to be borne exclusively by these tenants.

The landlord is entitled at any time - and also in fact for the accounting period which is current at any time to determine a new set of criteria for apportioning additional costs (as a whole or for individual types of cost) using reasonable discretion.

(5) If measuring equipment exists, the costs of running the heating plant are accounted for in accordance with the regulations of the decree governing heating costs, whereby 70% of the costs is charged according to consumption and 30% on the basis of the rented areas which can be heated (fundamental costs).

If an interim reading is necessary, then the tenant concerned bears the costs.

(6) The landlord charges the tenant for the additional costs falling due during an accounting period for the period from 01.10. up until 30.09. of the following year. With a unilateral declaration, the landlord can change the accounting period as far as the tenant is concerned.

Also, if the tenancy ends within an accounting period, the tenant will be charged on the next additional costs invoice, together with the allocation of costs worked out in proportion to the period involved.

Additional payments or credit notes are to be settled within 14 days.

                                    (S) 5
                                 INDEX CLAUSE

(1) If the cost-of-living index for all private households within the whole of the Federal Territory (Index 1991-100), as determined on a monthly basis by the Statistical Federal Office, has changed from now on as regards the level for the month before the rent commences or as regards the level which formed the basis of the last new assessment up until the time that two rent years expire, then the rent automatically changes from the first of the month following and on a proportionate basis which is expressed as a percentage of the change which has taken place. The rent adjustment (which can also be retrospective if necessary) can only be enforced in writing.

(2) The contractual parties approve that the agreed index clause needs to be approved by the National Central Bank. Both contractual parties undertake to help in applying for approval if necessary and to hand over the necessary declarations in this respect.

                                     (S) 6
                                    SURETY

One month before the rented object is handed over, the tenant will pay a cash surety to the landlord which amounts to 4 gross monthly rents,

                                 DM 156,100.00
          (IN WORDS: TWO HUNDRED AND FORTY SEVEN THOUSAND SIX HUNDRED
                                DEUTSCH MARKS)

The landlord is obligated to deposit this surety in a savings account which is bearing the usual interest rate for savings deposits with a three-month notice period.

The surety can also be provided by means of a guarantee for the same amount from a credit institution which is permitted to act as a guarantor for duties and tax, provided that this is issued in the guarantee format as provided by the landlord (Section III, Appendix 2).

The surety will be given back after the tenancy ends and after all the contractual obligations have been fulfilled. Non-fulfillment of contract only applies if there are no counter-claims. Until that point in time when all additional costs have been settled, the landlord can retain an appropriate partial amount of the surety.

                                    (S) 7
         PROTECTION AGAINST COMPETITION AND RANGE OF PRODUCTS OFFERED

Protection for the tenant against competition and range of products offered is expressly excluded.

                                    (S) 8
                              FURTHER AGREEMENTS

(1) Once the conversion and renovation work is completed, measurements will be taken in accordance with the guidelines produced by gif - Registered Association for Real Estate Economic Research - for calculating the rented surface area for offices (MF-B) which will be binding for both contractual parties. The results produced by taking these measurements will form the basis for the final calculation of rent.

The measurements are accepted as being binding for both parties provided that no objection is raised within 2 weeks of receipt.

If, following acceptance of the measurements, subsequent measuring of the rented area produces differences to the rented area as determined by the contractually binding measurements, neither of the parties is entitled to withdraw from this contract, to give notice of termination or to demand a change in rent. The specified areas are to be taken as the basis in so far as it depends on the size of the rented areas in accordance with the regulations of this contract.

(2) The landlord will ensure that the conversion and renovation work is carried out as quickly as possible and at his expense in accordance with the layout of rooms plan attached as Appendix 4 and in accordance with the description of fittings and equipment attached as Appendix 5 to this contract. At the same time, the costs drawn up in Appendix 6 must not be exceeded in total and the individual labour costs must be offset against each other. If total costs are exceeded due to requests made by the tenant, then the ensuing additional costs are to be borne by the tenant.

(3) Co-determination and a right to influence arrangements by the tenant are expressly guaranteed as regards conversion and/or renovation work.

(4) The tenant is allowed to partially use the rented rooms rent-free even before they are handed over. However, during this period, a lump sum covering additional payment which amounts to DM 1,500.00 net plus statutory VAT is due for payment in advance in accordance with the regulations of this contract.

Once the conversion work is completed, the tenant must move into the converted part of the rented area so that the rest of the conversion work can take place.

(5) Due to the short time span until the rent begins, the rented areas will be handed over successively, depending on completion. Correspondingly, the obligation to pay rent exists for those areas which have been handed over. Rent reductions due to noise caused by construction work and other disturbances resulting from converting the areas for the tenant, Spray, are not allowed during the whole of the conversion phase, in so far as the landlord does not have to justify a delay in completion. The tenancy begins on 01.05.1998 regardless of the fact that the object may possibly be handed over in parts.

(6) This contract is concluded on the suspensive condition that the tenancy can be cancelled on a mutually agreed basis with the company, Mitsubishi International GmbH, for the areas in question. If the landlord does not provide evidence to the tenant by the end of 28.02.1998 that the suspensive condition has commenced, the tenant can withdraw from this contract.

(7) The first 4 months from the time that rent should begin are rent-free. In these four months, only the advance payment in respect of additional costs plus statutory VAT need to be paid.

(8) Subletting to subsidiaries of the tenant whose operating aims are the same or similar is, contrary to the regulations of ss.11 of this contract, not subject to approval but simply to notification. As a protection against competition exists for a tenant situated within the real estate concerning the running of an advertising agency, the tenant undertakes not to sublet to a subsidiary who shares this line of business.

                                  SECTION II
                   GENERAL CONTRACTUAL TERMS AND CONDITIONS

                                    (S) 9
                                   INSURANCE

The landlord is insured against risks resulting from fire, tap water and storm damages. The building contents are not insured (furniture, fittings, goods). It is the responsibility of the tenant to insure these.

                                    (S) 10
                 REDUCTION, OFF-SETTING, RETENTION, LIABILITY

(1) The tenant cannot make a reduction in rent due to a defect if the defect does not reduce the usability of the rented rooms to any great extent. As for the rest, a reduction is only permissible if the tenant has given notice of it in writing to the landlord two weeks before the first payment of rent which is to be reduced.

(2) Off-setting and exercising the right of retention are only permissible if the counterclaim is determined as being undisputed or legally binding.

(3) Compensation claims by the tenant due to defects within the rented object or due to the landlord delaying the removal of a defect (ss.538, Paragraph 1 of the Civil Code) cannot be enforced unless the landlord or his agents have committed an act of culpable negligence or have acted intentionally.

(4) The tenant is liable to the landlord for damages to the rented object or to the building which are caused by himself, his dependents or employees as well as by workmen appointed by him, suppliers, customers or other persons connected with himself. He is liable for damages which occur due to improper treatment, particularly as far as technical or other pieces of equipment are concerned. It is incumbent upon the tenant to provide evidence within the rented rooms that culpable conduct has not taken place.

                                    (S) 11
                    USE OF THE RENTED PREMISES, SUBLETTING

(1) The rented object is exclusively rented out to the tenant for the agreed intended use.

Any changes in the use of the rented object need approval in writing and inadvance from the landlord.

(2) Subletting or any other form of surrendering the rented object for use by third parties needs approval in writing and in advance from the landlord and it can only be used for commercial purposes which have been agreed upon.

In so far as the tenant is contractually obliged to pay VAT as well as the rent and additional costs, subletting or surrendering the rented object for use by third parties can only occur if the third parties are business persons in the sense of the law governing value added tax.

(3) In the case of subletting or surrendering for use, the tenant is liable for any action taken by the subtenant or if he fails to act and this also applies to third parties to whom the tenant has surrendered the rented rooms for use.

                                    (S) 12
                       EFFECTS PRODUCED BY THIRD PARTIES

Effects produced by third parties who are not represented by the landlord, such as, for example, traffic diversions, excavation work, road-blocks, disturbances caused by noise, smells and dust or similar, do not, regardless of the extent, constitute a fault as far as the rented object is concerned.

                                    (S) 13
                           POWER AND WATER SUPPLIES

(1) A change in the power supply caused by the supply company does not entitle the tenant to claim compensation from the landlord.

(2) If the electricity, gas and/or water supplies etc. are interrupted by a circumstance which is not attributable to the landlord or if irregularities occur as far as the supply is concerned, the tenant cannot claim compensation from the landlord nor does he have any right to a reduction in rent.

If the terms and conditions governing supplies provide for interruptions in the supply and make a provision that the supplier is liable when irregularities occur as far as the supply is concerned, then the landlord transfers his claims against the supplier to the tenant who accepts these.

                                   (S) 14
                        RESPONSIBILITY FOR ROAD SAFETY

In accordance with the statutory regulations, it is incumbent upon the tenant to be responsible for road safety within his rented area.

                                    (S) 15
                      ADVERTISING BOARDS AND NAMEPLATES,
                        OTHER DEVICES OR INSTALLATIONS

(1) There is communal equipment to hand for putting company signs or nameplates which is available for use by the tenant, provided that he bears the cost of producing the signs and their assembly.

(2) Other devices or technical installations which the tenant intends to put up outside the rented area, such as for example, advertising equipment on the facade, require agreement in writing and in advance between the contractual parties.

                                    (S) 16
                  MAINTENANCE AND RENOVATION/COSMETIC REPAIRS

(1) It is incumbent upon the landlord to maintain the roof, the structural parts of the building such as outside walls, supporting inner walls, supports and foundations, as well as the facade, with the exception of the glasswork on the windows and doors which surround the rented area and the mountings in connection with these.

In addition, it is incumbent upon the landlord to renew (supply a replacement for) individual technical building installations in their entirety each time, in so far as a replacement is necessary despite regular servicing and maintenance in respect of which the costs can be apportioned in accordance with ss.4, Paragraph 4, because repairs are no longer possible using appropriate means (in relation to the particular installation).

(2) It is incumbent upon the tenant to carry out cosmetic repairs as well as other maintenance and renovation work within the rented rooms. This also applies to the technical equipment, particularly electrical and sanitary equipment, heating and air-conditioning installations, in so far as these are situated in or on the rented object and are to be used by the tenant, as well as the glasswork on the windows and doors appertaining to the rented area which surround the rented area and the mountings relating to these.

(3) If there are flow heaters and/or boilers for heating up water in the rented rooms, the tenant bears all the costs directly for maintenance, running, servicing and cleaning such apparatus, as well as the costs for replacement.

(4) Within an accounting period (ss.4, Paragraph 6), the sharing of costs by the tenant for maintenance and renovation work amounts to a maximum of 5% of the annual net rent, with the exception of costs according to Paragraphs 2 and 3, which the tenant must bear in full.

(5) If the agreed use, as stated under Section I No. 1.1. of this contract, includes the commercial use of a kitchen or the tenant is entitled to run a canteen, the landlord will allow regular cleaning or servicing of the fat separator and the waste air ducts to take place at the expense of the tenant.

(6) At regular intervals, the tenant must let experts test the electrical installations within the rented area in accordance with the relevant regulations of the German Electrical Engineers Association and the regulations governing the prevention of accidents (The Trade Associations' Regulations Manual 4) and he must prove that this has been done if the landlord so requests.

                                    (S) 17
                              STRUCTURAL CHANGES

(1) The tenant can only make structural changes if he has obtained the prior written agreement of the landlord.

(2) When the tenancy ends, the landlord can demand that the tenant leaves the alterations and installations which he has carried out at his own expense and he will not be paid any compensation for this or he can demand that the premises be reverted back to their original condition at the expense of the tenant.

(3) Structural changes and repairs can be carried out by the landlord without the agreement of the tenant if these are necessary for maintaining the building or the rented rooms, for the prevention of impending hazards, for removing damages or for complying with official orders.

                                    (S) 18
                         SEVERAL PERSONS AS THE TENANT

Several natural or juristic persons acting as the tenant are liable for all obligations arising under this contract as co-debtors. Each co-debtor is entitled to deliver legally binding declarations for and against the tenant. Any declarations made against a co-debtor also apply as declarations made against the other co-debtors.

                                    (S) 19
            GENERAL REGULATIONS AS REGARDS TIDINESS AND CLEANLINESS

(1) The rented rooms are to be treated carefully by the tenant and are to be cleaned regularly and professionally.

(2)  The highest weight allowable for loading onto the floor must be adhered to.

(3) Rubbish resulting from the commercial activities of the tenant, if this is not the usual office rubbish, as well as bulky rubbish, must not be put in containers provided by the landlord for general needs. It must be disposed of directly and separately by the tenant.

(4) If facilities are provided for disposing of the separate rubbish, such as for example, waste paper, cardboard boxes, glass, synthetic materials, then these should be used by the tenant. Special refuse, such as for example, batteries, paints and oil are to be taken to the appropriate dumps.

(5) Any possible specific rules governing usage, which must be observed in every instance, are, if necessary, attached as an Appendix to this contract and form a component part thereof and/or can be cancelled by the landlord if required at a later date.

(6) The external window surfaces, including the window frames, must be regularly cleaned by the tenant, provided that it does not involve a closed facade.

(7)  The landlord must be notified immediately of any damages.

(8) As far as the communal installations and equipment are concerned (lifts, rubbish removal equipment, air-conditioning equipment, heating equipment etc.), the separate regulations governing usage are to be observed.

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                                    (S) 20
                REGULATIONS AS REGARDS PROTECTION AGAINST FIRE

(1) All general and official regulations must be observed within the context of prevention of and protection against fire.

(2) Escape routes inside and outside the rented rooms must be kept absolutely free.

(3) Technical equipment for fire prevention and other technical safety equipment must not be altered or interfered with.

(4) If the fire prevention authorities or the fire brigade recommend or stipulate that a fire prevention representative be appointed within the context of protection against fire, then the tenant is obligated to nominate one or several contacts who will receive the appropriate instruction.

(5) If a fire breaks out, the landlord or one of his authorized representatives must be informed immediately after the fire brigade and other rescue services have been told.

(6) If an order governing fire prevention is made available to the tenant now or is required at a later date, then the tenant must observe and comply with this.

(7) Naked lights and smoking are not allowed in the basement and other areas where there is a notice stating that naked lights and smoking are forbidden.

(8) Easily inflammable materials, combustibles and explosive materials must not be stored anywhere in the building without prior agreement.

(9) In so far as it is necessary or has not been provided by the landlord, the tenant must have suitable extinguishing equipment to hand, such as for example, fire extinguishers, within his rented rooms. In addition, the tenant is directly responsible for meeting any operational and technical fire prevention instructions.

                                    (S) 21
                          TERMINATION OF THE TENANCY

(1) When the tenancy ends, the rented rooms are to be vacated and handed over to the landlord in a professionally renovated condition. The tenant must arrange for carpets to be shampooed professionally. The tenant must remove his own installations from false bottoms and cable channels. This also applies to additional cables laid down by him, such as for example, for computers and telephones.

(2) If the work which must be carried out by the tenant has not been carried out by the end of the tenancy, then the landlord can place an order that the work be carried out at the expense of the tenant, without an extension of time being required. In this instance, the

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tenant is liable for the damage suffered by the landlord due to the work being carried out late (particularly, loss of rent).

Notwithstanding the preceding regulation, the landlord can demand compensation in cash for the renovation claim which he is entitled to make, if the cosmetic repairs are damaged again due to alteration work carried out after the contract has ended.

                                    (S) 22
            THE WRITTEN FORM/REMEDIAL CLAUSE/PLACE OR JURISDICTION

(1) Changes and additions to this contract at a later date must be in writing. These can not be made orally.

(2) If one or several of the regulations under this contract are or become legally invalid in whole or in part, then the validity of the other regulations will not be affected by this. What is more, in such an instance, the contract is to be carried out in accordance with its purpose. If the invalidity is caused by a regulation concerning performance or time, then it will be replaced by the legally permissible rule.

(3) The place of jurisdiction is Hamburg provided that another place of jurisdiction is not legally stipulated.

Frankfurt am Main, 03.02.98                       Hamburg, 03.02.98

DEGI Deutsche Gesellschaft                        <company stamp>
fur Immobilienfonds mbH

Kleinert          Kuster                          SPRAY

(Landlord)                                        [SIGNATURE]

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